NAT Separate Account II
                                                                 Exhibit 99.9(B)

April 1, 2007


National Integrity Life Insurance Company
400 Broadway
Cincinnati, Ohio 45202


         RE:    Opinion of Counsel
                Separate Account II of National Integrity Life Insurance Company Registration Statement File Numbers 033-51126 and 811-07132 Registration of Guarantee of Securities

Ladies and Gentlemen:

This Opinion of Counsel is in connection with the registration under the Securities Act of 1933 of a certain guarantee from The Western and Southern Life Insurance Company (WSLIC) to the policy holders of National Integrity Life Insurance Company (National Integrity) dated March 3, 2000, relating to the insurance obligations of National Integrity under its variable annuities and variable life insurance contracts (the Guarantee). The registration of the Guarantee will take place with this Post-Effective Amendment No. 22 to the Registration Statement filed on form N-4, file number 033-51126.

I have made such examination of the Guarantee, the law and have examined such records and documents as in my judgement are necessary and appropriate to enable me to render the following opinions:

      When the amendment to this registration statement relating to the Guarantee and related variable annuity have become effective and the related variable annuity has been duly issued and paid for in a manner contemplated by the registration statement so as to be a valid and legally binding obligation of National Integrity, the Guarantee of such variable annuity will constitute a valid and legally binding obligation of WSLIC, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability related to or affecting creditors' rights and to general equity principles.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Rhonda S. Malone

Rhonda S. Malone
Associate Counsel - Securities
Western & Southern Financial Group, Inc.